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                                   Exhibit 23


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 29, 1998, appearing in the Annual Report on Form 10-K Crown Crafts, Inc. and subsidiaries for the year ended March 29, 1998.


/s/ Deloitte & Touche LLP


Atlanta, Georgia
July 13, 1998